REAL ESTATE SALES CONTRACT
                          (Approximately 1,126.64 Acres
             Of Sections 2 & 3 in Township 36 North, Range 66 East,
                  Located at I-80 and Nevada State Highway 233,
                     Oasis, County of Elko, State of Nevada)



         This AGREEMENT is entered into December 14 , 1995, by and between SOLAR LOGOS FOUNDATION, a Nevada non-profit corporation, (hereinafter referred to as "Seller") and Oasis International Hotel & Casino, Inc. a Nevada Corporation, and Oasis International Corporation, a Nevada Corporation, (hereinafter referred to jointly as "Purchaser").

         In consideration of the respective agreements hereinafter set forth, and for good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, Seller and Purchaser agree as follows:

         1. Property. Seller shall sell and convey to Purchaser and Purchaser shall purchase from Seller, the real property (hereinafter "Property") described in Exhibit "A" attached hereto, and by this reference incorporated herein, which real property is generally described as approximately 1,126.64 acres of Sections 2 & 3 in Township 36 North, Range 66 East, located at I-80 and Nevada State Highway 233, Oasis, County of Elko, State of Nevada, including all water rights and shares that pertain to the property.

         2 Price. The purchase price is One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00) and shall be paid as follows:

         a. Ten Thousand and No/100 Dollars ($10,000.00) as a non-refundable earnest money deposit to be placed in an escrow account at American Title Company in Elko, Nevada, upon execution of this agreement. The Escrow officer is instructed to release these funds to Seller, if Purchaser, upon no fault of the Seller, chooses to cancel the aforementioned escrow.

         b. Ten Thousand and No/100 Dollars ($10,000.00) as an additional earnest money deposit to be placed in an escrow trust account at American Title Company in Elko, Nevada, upon execution of this agreement. This amount is subject to the liquidated damages clause in Paragraph 20 herein.

         c. Nine Hundred Thousand and No/100 Dollars ($900,000) as a note secured by a new first deed of trust in favor of Seller encumbering that portion of the subject property described in Exhibit "B", attached hereto, and by this reference incorporated herein, and securing a note with quarterly payments beginning January 1, 1996, interest only for the first three years at an annual rate of seven percent (7%). The remaining quarterly installments on the note shall each be principal and interest in the amount of Thirty One Thousand Four Hundred Seventy Four and 88/100 ($31,474.88) Dollars, commencing January 1, 1999, and continuing until January 1,

2006, when all remaining principal and interest shall be due. Purchaser's performance pursuant to said note, as well as any and all other performance required of Purchaser under this agreement, will also be secured by a UCC-1 Financing Statement, as well as by the recording of a lien against the title to the dump truck referenced in Exhibit "D", which exhibit is attached hereto and, by this reference, incorporated herein, executed by the Purchaser to the Seller, granting to the Seller a security interest in certain equipment transferred to Purchaser by this Agreement. For purposes of valuation, if Purchaser should wish to have the lien on the dump truck released, it is hereby agreed that the dump truck and snow plough, which is mounted on the dump truck, are valued together at Three Thousand and No/100 ($3,000.00) Dollars. A default in the performance of this Agreement, or any of the related agreements reference in this paragraph or in Paragraphs 24 and 26, or in the performance of the Promissory Note evidencing the deferred balance of the purchase price provided herein shall constitute a breach and violation of all of the agreements and Seller may elect any such remedies as may be provided by such documents.

                  Exhibit "B" contains a reference to approximately 51.24 acres that is excepted from the legal description contained in Exhibit "B". Prior to Closing, and immediately upon obtaining a legal description for said approximately 51.24 acres, said legal description will be added to Exhibit "B", and Exhibit "B" with the full legal description of the approximately 51.24 acres shall serve as the legal description of the property encumbered by the deed of trust contemplated herein.

         d. Five Hundred Thirty Thousand and No/100 Dollars ($530,000.00) as the balance of the purchase price in cash at closing.

         3. Assessments and Fees. Seller shall pay all assessments and fees which become due or owing on the property on or before the date of closing, including, but not limited to, sewer use fees, water bills, and leases. Real property taxes, will be prorated pursuant to Paragraph 10, hereinbelow. Purchaser shall be responsible for all assessments and fees which become due or owing after the date of closing.

         4. Insurance. Purchaser shall provide fire and extended coverage insurance with an adequate amount to replace existing buildings on the property after the date of closing. Purchaser shall also obtain a policy of general liability insurance covering the property and naming Seller as Additional Insured.

         5. Title Conveyance. Seller agrees to allow Purchaser to make substantial principal reductions, in addition to the quarterly installments required under Paragraph (C) hereinabove, on the note secured by the deed of trust in favor of seller, without prepayment penalties, and Seller shall reconvey to Purchaser the following parcels, which parcels are shown on Exhibit "C", attached hereto, and by this reference incorporated herein, upon the following principal reductions:

         a. Upon an additional principal reduction on the note in the amount of Two Hundred

Fifty Thousand and No/100 Dollars ($250,000.00), and the Purchaser obtaining a proper legal description (hereinafter "Legal Description"), of the approximate
79.38 acre tract of land where the mobile home park is currently situated. Seller shall execute a reconveyance for said portion back to Purchaser and discount the note accordingly.

         b. Upon a further additional principal reduction on the note in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and the Purchaser obtaining a legal description of the 80.37 acre residential tract, the
47.43 acre tract zoned C-2, and the 5.05 acre tract zoned light industrial, all as shown on Exhibit "C", and the 222.98 acre tract with open zoning. Seller shall execute a reconveyance for those portions back to Purchaser and discount the note accordingly.

         c. Upon a further additional principal reduction on the note in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) and the Purchaser obtaining a legal description of the tract of 226.42 acres west of State Road 233 and north of I-80, Seller shall execute a reconveyance for that portion of the subject property back to Purchaser and discount the payments under the note accordingly.

         d. Upon a further additional principal reduction on the note in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), or such other amount as may be required at such time to pay in full all principal and interest then owing on the note, and the Purchaser obtaining a legal description for the remaining tract of approximately 397.24 acres of raw land South of I-80, Seller shall execute a reconveyance for that last portion of the subject property back to Purchaser and return to Purchaser all the original loan documents and trust deeds recorded on the property.

         e. At closing, Seller shall convey to Purchase free of the said deed of trust, title to approximately 51.24 acres as more fully described as the "exception" on Exhibit "B".

         For the purposes of this agreement, Exhibit "C" is intended to be an exhibit and reference only, and not a legal description.

         If Seller is unable, by the closing date, to convey to Purchaser a good and marketable title to the Property as required herein, Purchaser will have the option of (a) closing the transaction herein contemplated on the terms herein provided and accepted, in full satisfaction of Sellers obligation hereunder, such title as Seller can convey, or (b) canceling this agreement, in which event neither Seller nor Purchaser shall thereafter have any further duty or liability to the other hereunder, and all monies deposited into escrow by Purchaser shall re returned to Purchaser, provided, however, that, before Purchaser shall have the right to exercise option (b) of this Article, Purchaser shall notify Seller of any alleged defects in the title and, Seller may extend the closing date an additional five (5) business days to afford it an opportunity to remedy the alleged defect or defects claimed as the basis for such cancellation.


         6. Warranties. Seller hereby represents and warrants to Purchaser, as of the date hereof, and upon delivery of the deed, that to the best knowledge of Seller, the Property is, and will be, in full compliance with all applicable fire, building, zoning, and other codes, laws, and ordinances, and there are no material structural defects on the property of which Seller is presently aware, there are no outstanding contracts for improvements to the Property or any litigation pending or threatened against Seller arising out of or affecting ownership, transfer or use of the Property.

         7.  Title  Insurance  Policy.  Seller  agrees  to pay for  and  provide
Purchaser at Closing with a current standard form owner's policy of title insurance in the amount of the total purchase price. The title policy shall conform with Seller's obligations as described herein.

         8 Disclosure. Seller shall give Purchaser and its agents full access to the Property and shall immediately make available to Purchaser and its agents And all documents and information requested by Purchaser that reasonably relate to the Property.

         Seller hereby warrants that it has provided Purchaser with all information reasonably related to the value of the Property or to title to the Property that Seller is presently aware of.

         Prior to closing, Seller shall immediately inform Purchaser of any additional information regarding the value of the property or title to the Property of which Seller becomes aware.

         Seller has furnished to Purchaser a "Limited Phase 2" environmental inspection covering all of the property. Purchaser acknowledges that Purchaser has had sufficient time to make its own determination in regard to the reliability of said inspection and in accepting said inspection, Purchaser is not relying on any representations of Seller.

         9. Risk of Loss. The Seller will bear the risk of loss or damage to the property by fire or otherwise until the delivery of the deed, and until such time, Seller shall maintain all existing fire and extended coverage insurance on the Property. If any of the buildings are destroyed or damaged by fire or other casualty, and are not restored to their present condition before delivery of the deed, Purchase will have the option of either (a) accepting title to the Property and receiving the benefits of all insurance monies recovered on account of such destruction or damage, up to the amount of the purchase price, or (b) rescinding this Agreement, in which latter case all sums theretofore paid on account of the purchase price shall be returned to Purchaser; provided, however, that before Purchaser shall have a right to exercise option (b) of this Article, Purchaser shall notify Seller of Purchaser's desire to exercise option (b), and Seller, at Sellers sole discretion, shall have an extension of thirty (30) calendar days to afford it an opportunity to repair such damage.

         10. Closing. This transaction shall be closed on or before December 27, 1995, unless extended pursuant to Paragraph 5(e), hereinabove. Closing shall occur when: (a) Purchaser and Seller have signed and delivered to the title or escrow company all documents required by this contract, by written escrow instructions and by applicable law; and (b) the monies required to be paid under this contract have been delivered to the escrow or title company in the form of either cashier's check or collected or cleared funds. Seller and Purchaser shall each pay one-half (1/2) of the escrow closing fee. Real property taxes and assessments related thereto for the current year and rents shall be prorated as of the closing date. A schedule of unearned deposits on tenancies held by Seller shall be give to Purchaser at Closing and the total amount of such deposits shall be applied as a credit to the cash portion of the purchase price to be paid by Purchaser at Closing.

         11. Purchaser's Lien. All sums paid on account of this agreement are hereby made liens hereunder.

         12. Fixtures, Furnishings, Inventory and Appliances. This sale includes any and all of the following items now on the property that are owned by Seller; all items as identified on Exhibit "D" attached hereto, as well as refrigerators, stoves, light fixtures, window treatments, water heaters, heating, plumbing and electrical Systems and fixtures; storm and screen windows and doors, exterior television antennas, exterior trees, shrubs and plantings.

         Seller represents that there are no leased fixtures in the Property, except for the telephone system, the fuel tank monitoring system, one Chevron sign, two leases relating to billboards located on the property, and a lease pertaining to certain slot machines on the property, and Seller further represents that all of the above fixtures, furnishings, appliances and systems will be in a good condition or working order at the time the deed is delivered as they are on the date of this Agreement, and with respect to trees, shrubs and plantings, damage by the elements excepted. Purchaser shall take the telephone system and said sign subject to said leases, and shall assume the position of New Frontiers Natural Foods I, as it appears in the leases pertaining to billboards. It is the belief of the parties hereto that said leases can either be assigned or that the leased property can be taken subject to said leases.

         After the last close of business prior to Closing, Seller shall value the inventory of all goods held for resale and all operating supplies held for use in the normal course of business and shall provide Purchaser with the value of said inventory at the Closing. The value of said inventory shall not be less than Thirty Thousand Dollars ($30,000.00), and shall be subject to Purchaser's right to refuse acceptance thereof of certain craft items and publications. Purchaser shall pay at Closing the excess value of inventory accepted by Purchaser above Thirty Thousand Dollars ($30,000.00).

         13. Possession. Seller shall deliver exclusive possession of the Premises, broom clean and all keys, to the Purchaser or Purchaser's agent within 24 hours of closing. Seller shall have 60 days after closing to remove any personal property not being transferred to Purchaser.

         14. No Oral Agreements. This written agreement constitutes the entire contract between the parties and, except as otherwise stated herein, no statements, promises or understanding not embodied in writing shall be effective.

         15. Succession. This Agreement shall be binding upon and shall inure to the benefit of their heirs, successors, personal representatives, successors and assigns of the parties.

         16. Non-Foreign Affidavit. Seller represents that Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code and agrees to deliver within ten (10) calendar days after the date of this Agreement, a "non-foreign affidavit" as provided in said Section 1445. If the Seller fails to deliver such an affidavit at the Closing or if the Purchaser has actual knowledge or receives notice that such an affidavit is false as provided in subparagraph (b) (7) of said Section 1445, then the Purchaser may withhold up to ten percent (10%) of the sales price in accordance with the provisions of sections 1445.

         17. Sale or Encumbrance. After the execution of this Agreement, Seller shall not engage in or permit any sale, assignment, disposition, or encumbrance of the Property, or any part thereof.

         18. Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Purchaser.

         19. Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement, or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the prevailing party shall be entitled to recover from the other party any and all costs and expenses incurred by the prevailing party in enforcing or establishing its rights hereunder, including, without limitations, court costs and reasonable attorney's fees.

         20. Default. If Purchaser defaults, Seller may elect to either retain the Earnest Money deposit as liquidated damages or to return the Earnest Money deposit and sue Purchaser to enforce Seller's rights. If Seller defaults, Purchaser may elect to either accept from Seller the return of the Earnest Money deposit, or to sue Seller for specific performance and/or for damages. If Purchaser elects to accept the liquidated damages, Seller agrees to cause the liquidated damages to be paid to Purchaser upon demand.

         21. Survival of Representations and Warranties. All representations and warranties made by the respective parties contained herein or made pursuant to this Agreement are intended to and shall remain true and correct, shall be deemed to be material, and shall continue and survive the execution and delivery of this Agreement, the delivery of the deed, and the transfer of title. All statements contained in any certificate, document or other instrument delivered or provided at any time by or on behalf of Seller in conjunction with the transactions contemplated herein shall constitute such representations and warranties.

         22. Broker and Agent Disclosure. Purchaser and Seller acknowledge that

Wardley Better Homes and Gardens, with Steve Brown as the agent, represented both parties at the signing of this contract.

         23. Recording of Agreement. This Agreements may be recorded by either party.

         24. Existing Water Rights. During the term of the Note secured by a deed of trust in favor of Seller, Purchaser shall maintain any and all existing water rights on the property in good standing and shall not transfer and/or remove any existing water permits until the last remaining parcel is reconveyed back to Purchaser. This Agreement is contingent upon Purchaser and Seller signing an agreement relating to water rights and the tracts identified in Exhibit "A" prior to closing.

         25. Time is of the Essence. Time is of The essence regarding the dates set forth in this transaction. Extensions must be agreed to in writing by all parties. Performance under each paragraph of this agreement which references a date shall be required by 5:00 p.m., Mountain time on the stated date.

         26. Existing Real Property Leases. Purchaser is made aware that all of the Property is currently leased to New Frontiers Natural Foods I, a Nevada corporation, and Seller shall at Closing shall cause any and all New Frontiers' rights in and to the property to be assigned to Purchaser. However, in addition to Purchaser's performance as required by this Agreement, including, but not limited to, the contingency, referenced in Paragraph 24, hereinbelow, the Closing contemplated by this Agreement is also contingent upon Purchaser, prior to Closing, entering into an agreement with New Frontiers Natural Foods I, that will incorporate, among other things, the dispositions of the leases referenced in Paragraph 12, hereinabove.

         27. Existing CCR's Affecting Mobile Home Park. Prior to full reconveyance of the property back to Purchaser as set forth in Paragraph 4, herein, Purchaser shall not terminate and/or amend the Rules and Regulations relating to the mobile home park without the written approval of Seller.

         28. Authority. Purchaser represents that the person signing for Purchaser hereunder is duly authorized by Purchaser to execute this agreement on behalf of Purchaser and that each corporation affixing its signature hereunder, as Purchaser, is currently existing and in good standing with the State of Nevada. Purchaser shall provide, prior to the execution of this Agreement, a resolution from each participation corporation authorizing the undersigned person to execute this agreement and any and all other instruments necessary to carry out the purposes intended herein.

         29. Notices. Seller's address for receipt of all notices and payments shall be:

                                    P.O. Box 2008
                                    Buellton, California 93427

         with a copy of each such notice sent to:

                  P.O. Box 2278
                  Salt Lake City, Utah 84110

                  Purchaser's address for receipt of all notices shall be:

                  Oasis International Corporation
                  268 West 400 South, Suite 300
                  Salt Lake City, Utah 84101


IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


PURCHASER:
Oasis International Hotel & Casino, Inc.

BY:      /s/ Steven A. Christensen as president

Title:   President

NOTARIZATION OF PURCHASER'S SIGNATURE:
State of Utah

County of Salt Lake
On this 14 day of December, 1995, before me Steven A. Christensen a notary public, personally appeared Steven A. Christensen, personally known to me to be the person whose name is subscribed to this instrument, and acknowledged that he was authorized to and did execute the same on behalf of Oasis International Hotel & Casino, Inc.

                                                     /s/ Brandi Flinders
                                                     Notary Public
                                                     My Commission Expires:
                                                     June 7, 1999.







PURCHASER:
Oasis International Corporation

BY:      /s/ Steven A. Christensen as president

Title:   President

NOTARIZATION OF PURCHASER'S SIGNATURE:
State of Utah

County of Salt Lake
On this 14 day of December, 1995, before me Steven A. Christensen a notary public, personally appeared Steven A. Christensen, personally known to me to be the person whose name is subscribed to this instrument, and acknowledged that he was authorized to and did execute the same on behalf of Oasis International Corporation.

                                                     /s/ Brandi Flinders
                                                     Notary Public
                                                     My Commission Expires:
                                                     June 7, 1999.


SELLER:
Solar Logos Foundation

BY:      /s/ Solar Logos Foundation by N D Paulsen

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of Santa Barbara

On 12-16-95, before me S. Whitford, Notary Public, personally appeared Norman D. Paulsen, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ S. Whitford
Signature of Notary

                                    Exhibit A

All that certain lot, piece of parcel of land owned by Seller that is situate in the County of Elko, State of Nevada, described as follows:

         PARCEL 1:         TOWNSHIP 36 NORTH, RANGE 66 EAST, MDB&M

         Section 2:        Lots 1, 2, 3 and 4; S1/2N1/2; SE1/4; N1/2SW1/4;
                           SE1/4SW1/4


         PARCEL 2:         TOWNSHIP 36 NORTH, RANGE 66 EAST, MDB&M

         Section 3:        ALL


         PARCEL 3:         TOWNSHIP 36 NORTH, RANGE 66 EAST, MDB&M

         Section 2:                 SW1/4SW1/4

                                    Exhibit B

All that certain lot, piece or parcel of land owned by Seller that is situate in the County of Elko, State of Nevada, described as follows:

         PARCEL 1:         TOWNSHIP 36 NORTH, RANGE 66 EAST, MDB&M

         Section 2:            Lots 1, 2, 3 and 4; S1/2N1/2; SE1/4; N1/2SW1/4;
                               SE1/4SW1/4


         PARCEL 2:         TOWNSHIP 36 NORTH, RANGE 66 EAST, MDB&M

         Section 3:                 ALL


         PARCEL 3:         TOWNSHIP 36 NORTH, RANGE 66 EAST, MDB&M

         Section 2:                 SW1/4SW1/4

         EXCEPTING THEREFROM approximately 51.24 acres, the legal description of which will be provided prior to Closing.

                                    Exhibit C


                  See Form SE filed with Commission on 1/11/96.

                                    Exhibit D

GENERAL PARK EQUIPMENT

1972     John Deere 40 Wheel Tractor
         (actually, older than 1972)              SN 66255
1990     Baltimore 80 Seeder
         Lawn Mower                               SN 113084; MODEL 17-C15-711
         Post Hole Auger                          SN 5303; MODEL 17
         Massey Furgeson 20 Back Hoe              SN 1687007048; MODEL MF32
         Ford Dump Truck                          VIN F61ERN85007
         Snow Plough attachment                   #58496
         Adams Motor Grader                       SN 4539; MODEL 550

STORE

1        Casio 2108 Cash Register                 SN 4202199; MODEL CE2108
2        Display Cases (Register Area)
1        Wood Craft Display Rack
1        Wire Craft Display Rack
1        True 2-door Beer Case                    SN 85906
1        Safe                                     GARY SAFE CO.
3        8-foot Gondolas
2        Schaeffer Display Chest Freezers
5        Gondola End Caps
1        Wood Display (Package Nuts)
1        Peg Board Display/Storage Unit
1        Wood Register Stand
1        12-foot Shelf Display Unit (Hallway)
1        Wood Shelf (Blankets, Fuel Desk)

CAFE/DELI

7        Booths and Benches
3        Tables
8        Chairs
1        2-door True Deli Case                    SN 144401
1        GE Turntable Microwave Oven              SN 6499567; MODEL JE51030TW001
1        Star Roller Grill                        SN121205178; MODEL 125
1        Stanley Doucette Pie Case
1        Ice Maker and Bin                        SN 80754C-C30;
                                                  MOD. CM12001E-310
1        Kelvinator Ice Cream Storage Freezer
1        6 X 8 Walk-in Refrigerator
2        2-lamp Heat Lamps
1        Chest Freezer                            SEARS COLDSPOT 27
1        Single Door Whirlpool Upright
         Freezer (Store Room)                     MODEL EC-12V-1
1        2-door Upright Freezer (Store Room)      SN 187055
         Misc. Cups, Glasses, Dishes, Silverware
         Misc. Cooking Utensils, Pots, Pans and Trays
1        Dean 2-basket Deep Fryer                 SN 95169094



                               (EXHIBIT D, Page 2)
1        Steam Table (Used as Cold Table)         SN 4132
1        12" Charbroiler
1        Combo Grill/Range/Oven
1        Hood Fan Exhaust System
1        Stainless Steel Prep Table
1        2-Hole Vege Prep Sink
1        3-Hole dishwashing Sink
1        Single Door GE Refrigerator              SN 60757279
1        Globe Slicer                             SN 211231
1        Ansel Hood Fire Protection System
1        Hank Sink
1        Water/Ice Station w/Small Stainless Sink

CHEVRON

1        Cigarette Display Rack
         DTS 400 Cash Register                    SN AD4-11961
1        Wood Register Stand & Storage Unit
1        Mop Rack
1        Tolkheim 179DP-12 Gas/Diesel Consol      SN 070-179-05143
1        Tolkheim 176 A Printer                   SN 045-176-06900
1        Electric Neon Open Sign                  SN 1193
1        CB Radio and Antennae
5        Chevron Trash Cans
4        Chevron Windshield Brush Units
1        Tolkheim Power Center                    SN 014-95-10882
1        350 Tank Leak Detection System           SN 40521-497005001
4        Fuel Tanks (3-10,000; 1-8000)
1        Amerex Model 4880 Dry Chemical Fire Extinguisher
1        Tolkheim Computer Model                  SN 100-98-08174

MOTEL/LAUNDROMAT

2        Double Rooms
3        Single Rooms
         Miscellaneous Furniture
2        Coin Washers                             SN 959C721; 959C728
2        Coin Dryers                              SN 180154; S12G52765

OFFICE

6        Desks
5        Chairs
3        4-Drawer File Cabinets
1        2-Drawer File Cabinet
1        286 IBM Compatible Computer              SN 61212735
1        8088 IBM Compatible Computer
1        Wide Carriage Printer                    SN 3100892
1        Konica Model 1503 Copier                 SN 8624541